Exhibit 10.2
FORM OF SUBSCRIPTION AGREEMENT
ThermoGenesis Corp.
2711 Citrus Road
Rancho Cordova, California 95742
Ladies and Gentlemen:
     The undersigned (the “Investor”) hereby confirms its agreement with ThermoGenesis Corp., a Delaware corporation (the “Company”), as follows:
     1. This Subscription Agreement, including the Terms and Conditions for Purchase of Units attached hereto as Annex I which are incorporated herein by this reference as if fully set forth herein (the “Terms and Conditions” and, together with this Subscription Agreement, this “Agreement”) is made as of the date set forth below between the Company and the Investor.
     2. The Company has authorized the sale and issuance to certain investors of up to an aggregate of 2,250,000 units (the “Units”), each Unit consisting of (i) one (1) (each, a “Share” and, collectively, the “Shares”) of common stock, par value $0.001 per share, of the Company (the “Common Stock”), and (ii) one warrant (each, a “Warrant” and, collectively, the “Warrants”) to purchase one-half share of Common Stock (and the fractional amount being the “Warrant Ratio”), in substantially the form attached hereto as Exhibit B, for a purchase price of $2.00 per Unit (the “Purchase Price”). Units will not be issued or certificated and the Shares and Warrants are immediately separable and will be issued separately. The shares of Common Stock issuable upon exercise of the Warrants are referred to herein as the “Warrant Shares” and, together with the Units, the Shares and the Warrants, are referred to herein as the “Securities”.
     3. The offering and sale of the Units (the “Offering”) are being made pursuant to (a) an effective Registration Statement on Form S-3, No. 333-171563 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”), including the Prospectus contained therein (the “Base Prospectus”), (b) if applicable, certain “free writing prospectuses” (as that term is defined in Rule 405 under the Securities Act of 1933, as amended (the “Act”)), that have been or will be filed, if required, with the Commission and delivered to the Investor on or prior to the date hereof (the “Issuer Free Writing Prospectus”), containing only certain supplemental information regarding the Units, the terms of the Offering and/or the Company, and (c) a Prospectus Supplement (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”) containing certain supplemental information regarding the Securities and terms of the Offering and the Company that has been or will be filed with the Commission and has been delivered to the Investor prior to the Closing.
     4. The Company and the Investor agree that the Investor will purchase from the Company and the Company will issue and sell to the Investor the number of Units set forth below (the “Investor Units”) for the aggregate purchase price set forth below (the “Investor Purchase Price”). The Investor Units shall be purchased pursuant to the Terms and Conditions.

The Investor acknowledges that the Offering is not being underwritten by the placement agent named in the Prospectus Supplement and that there is no minimum offering amount.
     5. The manner of settlement of the Shares included in the Investor Units purchased by the Investor (the “Investor Shares”) shall be as follows:
     Delivery by crediting the account of the Investor’s prime broker (as specified by such Investor on Exhibit A annexed hereto) with the Depository Trust Company (“DTC”) through its Deposit/Withdrawal At Custodian (“DWAC”) system, whereby Investor’s prime broker shall initiate a DWAC transaction on the Closing Date using its DTC participant identification number, and released by Computershare Investor Services, LLC, the Company’s transfer agent (the “Transfer Agent”), at the Company’s direction. NO LATER THAN 8:00 A.M. (EASTERN TIME) ON THE FIRST BUSINESS DAY IMMEDIATELY AFTER THE DATE OF EXECUTION OF THIS AGREEMENT BY THE INVESTOR AND THE COMPANY, THE INVESTOR SHALL:
(I)	DIRECT THE BROKER-DEALER AT WHICH THE ACCOUNT OR ACCOUNTS TO BE CREDITED WITH THE INVESTOR SHARES ARE MAINTAINED TO SET UP A DWAC INSTRUCTING THE TRANSFER AGENT TO CREDIT SUCH ACCOUNT OR ACCOUNTS WITH THE INVESTOR SHARES, AND

(II)	REMIT BY WIRE TRANSFER THE AMOUNT OF FUNDS EQUAL TO THE AGGREGATE PURCHASE PRICE FOR THE INVESTOR UNITS BEING PURCHASED BY THE INVESTOR TO THE FOLLOWING ACCOUNT:
Bank:
Beneficiary:
ABA:
Account Number:
BBK:
SWIFT:
IT IS THE INVESTOR’S RESPONSIBILITY TO (A) MAKE THE NECESSARY WIRE TRANSFER OR CONFIRM THE PROPER ACCOUNT BALANCE IN A TIMELY MANNER AND (B) ARRANGE FOR SETTLEMENT BY WAY OF DWAC IN A TIMELY MANNER. IF THE INVESTOR DOES NOT DELIVER THE AGGREGATE PURCHASE PRICE FOR THE INVESTOR UNITS OR DOES NOT MAKE PROPER ARRANGEMENTS FOR SETTLEMENT IN A TIMELY MANNER, THE SHARES AND THE WARRANTS MAY NOT BE DELIVERED AT CLOSING TO THE INVESTOR OR THE INVESTOR MAY BE EXCLUDED FROM THE CLOSING ALTOGETHER.
     6. The executed Warrant shall be delivered in accordance with the terms thereof.
     7. The Investor represents that, except as set forth below, (a) it has had no position, office or other material relationship within the past three years with the Company or persons known to it to be affiliates of the Company, (b) it is not a member of the Financial Industry

Regulatory Authority, Inc. or an Associated Person (as such term is defined under the NASD Membership and Registration Rules Section 1011) as of the Closing, and (c) neither the Investor nor any group of Investors (as identified in a public filing made with the Commission) of which the Investor is a part in connection with the Offering of the Shares, acquired, or obtained the right to acquire, 20% or more of the Common Stock (or securities convertible into or exercisable for Common Stock) or the voting power of the Company on a post-transaction basis.
Exceptions:
(If no exceptions, write “none.” If left blank, response will be deemed to be “none.”)
     7. The Investor represents that it has received (or otherwise had made available to it by the filing by the Company of an electronic version thereof with the Commission) the Base Prospectus, declared effective by the Commission on January 19, 2011, which is a part of the Company’s Registration Statement and the documents incorporated by reference therein, any Issuer Free Writing Prospectus and the Prospectus Supplement (collectively, the “Disclosure Package”), prior to or in connection with the receipt of this Agreement. The Investor acknowledges that, prior to the delivery of this Agreement to the Company, the Investor will receive certain additional information regarding the Offering and the Company, including the pricing information (the “Offering Information”). Such information may be provided to the Investor by any means permitted under the Act, including the Prospectus Supplement, a free writing prospectus and oral communications. The Investor acknowledges that the Disclosure Package contains information that may be material to the Company and its securities that will not be disclosed to the public until the Company files a Current Report on Form 8-K in accordance with Section 13 of Annex I hereto, and the Investor agrees not to transact or agree to transact in the Company’s securities (other than as contemplated by this Agreement) unless and until (a) the Company files a Current Report on Form 8-K with the Commission in accordance with Section 13 of Annex I hereto and (b) The Nasdaq Stock Market, LLC has opened for regular trading on March 7, 2011.
     8. No offer by the Investor to buy Investor Units will be accepted and no part of the Investor Purchase Price will be delivered to the Company until the Investor has received or has public access to the Disclosure Package and the Offering Information and the Company has accepted such offer by countersigning a copy of this Agreement, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time prior to the Company (or the Agent (as defined in the Terms and Conditions) on behalf of the Company) sending (orally, in writing or by electronic mail) notice of its acceptance of such offer. An indication of interest will involve no obligation or commitment of any kind until the Investor has been delivered the Disclosure Package and Offering Information and this Agreement is accepted and countersigned by or on behalf of the Company.
     9. For so long as any Warrants remain outstanding, the Company shall not, in any manner, issue or sell any rights, warrants or options to subscribe for or purchase Common Stock that are directly or indirectly convertible into or exchangeable for Common Stock at a price which resets as a function of market price of the Common Stock at the time of such exercise, exchange or conversion.

Number of Shares:
Purchase Price Per Share: $
Aggregate Investor Purchase Price: $
     Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

Dated as of: March , 2011

INVESTOR (print exact legal name)

By:

Print Authorized Signatory Name:
Title:

Address:

[Signature Page to ThermoGenesis Corp. Subscription Agreement]

Agreed and Accepted
this     day of March, 2011:

THERMOGENESIS CORP.
By:
Name:
Title:

[Signature Page to ThermoGenesis Corp. Subscription Agreement]

ANNEX I
TERMS AND CONDITIONS FOR PURCHASE OF UNITS
     1. Authorization and Sale of the Units. Subject to the terms and conditions of this Agreement, the Company has authorized the sale of the Units.
     2. Agreement to Sell and Purchase the Units; Agent.
     2.1 At the Closing (as defined in Section 3.1), the Company will sell to the Investor, and the Investor will purchase from the Company, upon the terms and conditions set forth herein, the number of Units set forth on the last page of the Agreement to which these Terms and Conditions for Purchase of Units are attached as Annex I (the “Signature Page”) for the aggregate purchase price therefor set forth on the Signature Page.
     2.2 The Company anticipates that other investors (the “Other Investors”) will participate in the Offering, and expects to complete sales of Units to them. The Company agrees that such Other Investors will execute substantially the same form of Subscription Agreement as this Agreement. The Investor and the Other Investors are hereinafter sometimes collectively referred to as the “Investors,” and this Agreement and the Subscription Agreements executed by the Other Investors are hereinafter sometimes collectively referred to as the “Agreements.”
     2.3 Investor acknowledges that the Company has agreed to pay Houlihan Lokey Capital, Inc. (the “Agent”) a fee of 8.0%, including on the gross proceeds received by the Company from the exercise of the Warrants (the “Placement Fee”).
     2.4 The Company has entered into a Placement Agent Agreement, dated the date hereof (the “Placement Agreement”), with the Agent that contains certain representations, warranties, covenants and agreements of the Company that may be relied upon by the Investor, which shall be a third party beneficiary thereof.
     2.5 The Company covenants and agrees to use its reasonable best efforts to keep the Registration Statement effective for as long as is needed to deliver freely tradable Warrant Shares (as such term is defined in the Warrant to Purchase Common Stock entered into by the Company in connection with the Offering).
     3. Closing and Delivery of the Units and Funds.
     3.1 Closing. The completion of the purchase and sale of the Units (the “Closing”) shall occur at a place and time (the “Closing Date”) to be specified by the Company and the Agent, and of which the Investors will be notified in advance by the Agent, in accordance with Rule 15c6-1 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). At the Closing, (a) the Company shall cause the Transfer Agent to deliver to the Investor the number of Shares set forth on the Signature Page registered in the name of the Investor or, if so indicated on the Investor Questionnaire attached hereto as Exhibit A, in the name of a nominee designated by the Investor, (b) the Company shall cause to be delivered to the Investor a Warrant to purchase a number of whole Warrant Shares determined by multiplying the number of Shares (and Units) set forth on the signature page by the Warrant Ratio and rounding up to the nearest whole number, and (c) the aggregate purchase price for the Units being purchased by the Investor will be delivered by or on behalf of the Investor to the Company.
     3.2 Conditions to the Obligations of the Parties.
          (a) Conditions to the Company’s Obligations. The Company’s obligation to issue and sell the Units to the Investor shall be subject to: (i) the receipt by the Company of the purchase price for the Units being purchased hereunder as set forth on the Signature Page and (ii) the accuracy of the representations and warranties made by the Investor and the fulfillment of those undertakings of the Investor to be fulfilled prior to the Closing Date.
          (b) Conditions to the Investor’s Obligations. The Investor’s obligation to purchase the Units will be subject to (x) the representations and warranties made by the Company in the Agreements and the Placement Agreement shall be true and correct as of the date hereof and as of the Closing Date and the Company shall have fulfilled those undertakings of the Company required to be fulfilled prior to the Closing Date, as set forth in the Placement Agreement, and (y) that the Agent shall not have: (i) terminated the Placement Agreement pursuant to the terms thereof or (ii) determined that the conditions to the closing in the Placement Agreement have not been satisfied. The Investor’s obligations are expressly not conditioned on the purchase by any or all of the Other Investors of the Units that they have agreed to purchase from the Company. The Investor understands and agrees that, in the event that the Agent, in its sole discretion determines that the conditions to closing in the Placement Agreement have not been satisfied or if the Placement Agreement may be terminated for any other reason permitted by the Placement Agreement, then the Agent may, but shall not be obligated to, terminate the Placement Agreement, which shall have the effect of terminating this Subscription Agreement pursuant to Section 14 below. The Agent shall not have the authority to amend or modify the Company’s representations and warranties set forth in Section 3 of the Placement Agreement or the closing conditions contained in Section 7 of the Placement Agreement in a manner adverse to the Investor or waive any provisions or conditions contained therein without the consent of the Investor.
     3.3 Delivery of Funds. BY NO LATER THAN 8:00 A.M. (EASTERN TIME) ON THE SECOND BUSINESS DAY IMMEDIATELY AFTER THE DATE OF EXECUTION OF THIS AGREEMENT BY THE INVESTOR AND THE COMPANY, the Investor shall remit by wire transfer the amount of funds equal to the aggregate purchase price for the Investor Units being purchased by the Investor to the following account:

Beneficiary:
ABA:
Account Number:
BBK:
SWIFT:
     3.4 Delivery of Shares. BY NO LATER THAN 8:00 A.M. (EASTERN TIME) ON THE SECOND BUSINESS DAY IMMEDIATELY AFTER THE DATE OF EXECUTION OF THIS AGREEMENT BY THE INVESTOR AND THE COMPANY, the

Investor shall direct the broker-dealer at which the account or accounts to be credited with the Investor Shares are maintained, which broker/dealer shall be a DTC participant, to set up a DTC Deposit/Withdrawal at Custodian (“DWAC”) instructing the Transfer Agent to credit such account or accounts with the Shares. Such DWAC instruction shall indicate the settlement date for the deposit of the Shares, which date shall be provided to the Investor by the Agent. Simultaneously with the delivery to the Company of the funds, the Company shall direct the Transfer Agent to credit the Investor’s account or accounts with the Investor Shares pursuant to the information contained in the DWAC.
     4. Representations, Warranties and Covenants of the Investor.
     The Investor acknowledges, represents and warrants to, and agrees with, the Company and the Agent, that:
     4.1 The Investor (a) is knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to, investments in securities presenting an investment decision like that involved in the purchase of the Units, including investments in securities issued by the Company and investments in comparable companies, (b) has answered all questions on the Signature Page and the Investor Questionnaire and the answers thereto are true and correct as of the date hereof and will be true and correct as of the Closing Date and (c) in connection with its decision to purchase the number of Units set forth on the Signature Page, has received and is relying only upon the Disclosure Package and the documents incorporated by reference therein and the Offering Information.
     4.2 (a) No action has been or will be taken in any jurisdiction outside the United States by the Company or the Agent that would permit an offering of the Units, or possession or distribution of offering materials in connection with the issue of the Securities in any jurisdiction outside the United States where action for that purpose is required, (b) if the Investor is outside the United States, it will comply with all applicable laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers Securities or has in its possession or distributes any offering material, in all cases at its own expense and (c) the Agent is not authorized to make and has not made any representation, disclosure or use of any information in connection with the issue, placement, purchase and sale of the Units, except as set forth or incorporated by reference in the Base Prospectus, the Prospectus Supplement or any Issuer Free Writing Prospectus.
     4.3 (a) The Investor has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (b) this Agreement constitutes a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as to the enforceability of any rights to indemnification or contribution that may be violative of the public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation).

     4.4 The Investor understands that nothing in this Agreement, the Prospectus, the Disclosure Package, the Offering Information or any other materials presented to the Investor in connection with the purchase and sale of the Units constitutes legal, tax or investment advice. The Investor has consulted such legal, tax and investment advisors and made such investigation as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Units.
     4.5 Since the date on which any Agent first contacted the Investor about the Offering, the Investor has not disclosed any information regarding the Offering to any third parties (other than its legal, accounting and other advisors) and has not engaged in any purchases or sales involving the securities of the Company (including, without limitation, any Short Sales involving the Company’s securities). The Investor covenants that it will not engage in any purchases or sales in the securities of the Company (including Short Sales) or disclose any information about the Offering (other than to its advisors that are under a legal obligation of confidentiality) prior to the time that the transactions contemplated by this Agreement are publicly disclosed. The Investor agrees that it will not use any of the Securities acquired pursuant to this Agreement to cover any short position in the Common Stock if doing so would be in violation of applicable securities laws. For purposes hereof, “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and all types of direct and indirect stock pledges, forward sales contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.
     5. Survival of Representations, Warranties and Agreements. Notwithstanding any investigation made by any party to this Agreement or by the Agent, all covenants, agreements, representations and warranties made by the Company and the Investor herein will survive the execution of this Agreement, the delivery to the Investor of the Shares and the Warrants being purchased and the payment therefor.
     6. Notices. All notices, requests, consents and other communications hereunder will be in writing, will be mailed (a) if within the domestic United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile or (b) if delivered from outside the United States, by International Federal Express or facsimile, and (c) will be deemed given (i) if delivered by first-class registered or certified mail domestic, three business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one business day after so mailed, (iii) if delivered by International Federal Express, two business days after so mailed and (iv) if delivered by facsimile, upon electronic confirmation of receipt and will be delivered and addressed as follows:
          (a) if to the Company, to:
ThermoGenesis Corp.
2711 Citrus Road
Rancho Cordova, California 95742
Attention: Matthew T. Plavan, CFO & EVP, Business Development
Fax: (916) 858-5197

with a copy to:
Weintraub Genshlea Chediak
400 Capitol Mall, Eleventh Floor
Sacramento, CA 95816
Attention: David C. Adams.
Facsimile: (916) 446-1611
          (b) if to the Investor, at its address on the Signature Page hereto, or at such other address or addresses as may have been furnished to the Company in writing.
     7. Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor.
     8. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and will not be deemed to be part of this Agreement.
     9. Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby.
     10. Governing Law. This Agreement will be governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to the principles of conflicts of law that would require the application of the laws of any other jurisdiction.
     11. Counterparts. This Agreement may be executed in two or more counterparts, each of which will constitute an original, but all of which, when taken together, will constitute but one instrument, and will become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties. The Company and the Investor acknowledge and agree that the Company shall deliver its counterpart to the Investor along with the Prospectus Supplement (or the filing by the Company of an electronic version thereof with the Commission).
     12. Confirmation of Sale. The Investor acknowledges and agrees that such Investor’s receipt of the Company’s signed counterpart to this Agreement, together with the Prospectus Supplement (or the filing by the Company of an electronic version thereof with the Commission), shall constitute written confirmation of the Company’s sale of Units to such Investor.
     13. Press Release and 8-Ks. The Company and the Investor agree that the Company shall, prior to the opening of the financial markets in New York City on the business day immediately after the date hereof, (a) issue a press release announcing the Offering and disclosing all material information regarding the Offering, (b) file a Current Report on Form 8-K with the Commission including a form of this Agreement and the Placement Agreement as exhibits thereto, which such Current Report on Form 8-K shall include all material information regarding the Offering, and (c) if applicable, file another Current Report on Form 8-K with the Commission disclosing any other material information regarding the Company that is contained in the Disclosure Package. Notwithstanding the foregoing, the Company shall not publicly disclose the name of the Investor or any affiliate or investment adviser of the Investor, or include the name of the Investor or any affiliate or investment adviser of any Investor in any press release or filing with the Commission or any regulatory agency or trading market, without the prior written consent of such Investor, except (i) as required by federal securities law and (ii) to the extent such disclosure is required by law or trading market regulations, in which case the Company shall provide the Investor with prior written notice of such disclosure permitted under this sub-clause (ii). As of the filing of the Form 8-Ks referred to in clauses (b) and (c) described above, the Investor shall not be in possession of any material, non public information received from the Company, any subsidiary of the Company or any of their respective officers, directors or employees in connection with the Offering.
     14. Termination. In the event that the Placement Agreement is terminated by the Agent pursuant to the terms thereof, this Agreement shall terminate without any further action on the part of the parties hereto. The Investor shall have the right to terminate this agreement if the Closing has not occurred on or before March 11, 2011.
     15. Maximum Offering Amount. The Company hereby covenants and agrees that the aggregate purchase price of the Units to be sold in this offering shall not exceed $4.5 million.
     16. Participation in Future Financing. From the date hereof until the date that is eighteen (18) months after the Closing Date (except, with respect to any initial purchaser of Units in this offering (each, a “Purchaser”), to the extent that at such time such Purchaser does not beneficially own at least 35% of the Common Stock (as determined on an as-exercised basis without regard to any limitations on exercise of the Warrants) purchased by such Purchaser in this offering), neither the Company nor any of its Subsidiaries shall, directly or indirectly, effect any Subsequent Placement (as defined below) unless the Company shall have first complied with this Section 16. The Company acknowledges and agrees that the right set forth in this Section 16 is a right granted by the Company, separately, to each Purchaser.
     16.1 At least ten (10) Trading Days (as defined in the Warrant) prior to the pricing of any proposed or intended Subsequent Placement, the Company shall deliver to each Purchaser a written notice of its proposal or intention to effect a Subsequent Placement (each such notice, a “Pre-Notice”), which Pre-Notice shall not contain any information (including, without limitation, material, non-public information) other than: (i) a statement that the Company proposes or intends to effect a Subsequent Placement, and (ii) a statement informing such Purchaser that it is entitled to receive an Offer Notice (as defined below) with respect to such Subsequent Placement upon its written request. Upon the written request of a Purchaser within three (3) Trading Days after the Company’s delivery to such Purchaser of such Pre-Notice, and only upon a written request by such Purchaser, the Company shall promptly, but no later than two (2) Trading Days after such request, deliver to such Purchaser a written notice (the “Offer Notice”) of any proposed or intended issuance or sale or exchange (the “Offer”) of the securities being offered (the “Offered Securities”) in a Subsequent Placement, which Offer Notice shall (w) identify and describe the Offered Securities (to the extent then known), (x) describe the price and other terms (to the extent then known) upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, (y) identify the Persons (if known) to which or with which the Offered Securities are to be offered, issued, sold or exchanged and (z) offer to issue and sell to or exchange with such Purchaser in accordance with the terms of the Offer such Purchaser’s pro rata portion of the lesser of (x) 50% of the Offered Securities and (y) such Offered Securities with an aggregate purchase price of $9 million, provided that the number of Offered Securities which such Purchaser shall have the right to subscribe for under this Section 16 shall be (a) based on such Purchaser’s pro rata portion of the aggregate Purchase Price of the Units purchased hereunder by all Purchasers (the “Basic Amount”), and (b) with respect to each Purchaser that elects to purchase its Basic Amount, any additional portion of the Offered Securities attributable to the Basic Amounts of other Purchasers as such Purchaser shall indicate it will purchase or acquire should the other Purchasers subscribe for less than their Basic Amounts (the “Undersubscription Amount”).
     16.2 To accept an Offer, in whole or in part, such Purchaser must deliver a written notice to the Company prior to the end of the third (3rd) Business Day (as defined in the Warrant) after such Purchaser’s receipt of the Offer Notice (the “Offer Period”), setting forth the portion of such Purchaser’s Basic Amount that such Purchaser elects to purchase and, if such Purchaser shall elect to purchase all of its Basic Amount, the Undersubscription Amount, if any, that such Purchaser elects to purchase (in either case, the “Notice of Acceptance”). If the Basic Amounts subscribed for by all Purchasers are less than the total of all of the Basic Amounts, then such Purchaser who has set forth an Undersubscription Amount in its Notice of Acceptance shall be entitled to purchase, in addition to the Basic Amounts subscribed for, the Undersubscription Amount it has subscribed for; provided, however, if the Undersubscription Amounts subscribed for exceed the difference between the total of all the Basic Amounts and the Basic Amounts subscribed for (the “Available Undersubscription Amount”), such Purchaser who has subscribed for any Undersubscription Amount shall be entitled to purchase only that portion of the Available Undersubscription Amount as the Basic Amount of such Purchaser bears to the total Basic Amounts of all Purchasers that have subscribed for Undersubscription Amounts, subject to rounding by the Company to the extent it deems reasonably necessary. Notwithstanding the foregoing, if the Company desires to modify or amend the terms and conditions of the Offer prior to the expiration of the Offer Period, the Company may deliver to each Purchaser a new Offer Notice and the Offer Period shall expire on the third (3rd) Business Day after such Purchaser’s receipt of such new Offer Notice.
     16.3 The Company shall have five (5) Business Days from the expiration of the Offer Period above (i) to offer, issue, sell or exchange all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by a Purchaser (the “Refused Securities”) pursuant to a definitive agreement(s) (the “Subsequent Placement Agreement”), but only to the offerees described in the Offer Notice (if so described therein) and only upon terms and conditions (including, without limitation, unit prices and interest rates) that are not more favorable to the acquiring Person or Persons or less favorable to the Company than those set forth in the Offer Notice. The Company agrees to make a public announcement (through a press release or a Current Report on Form 8-K filed with the SEC) of the final pricing of the transactions contemplated by such Subsequent Placement Agreement within one (1) business day after the consummation of such pricing.

     16.4 In the event the Company shall propose to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in Section 16.3 above), then such Purchaser may, at its sole option and in its sole discretion, reduce the number or amount of the Offered Securities specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the Offered Securities that such Purchaser elected to purchase pursuant to Section 16.2 above multiplied by a fraction, (i) the numerator of which shall be the number or amount of Offered Securities the Company actually proposes to issue, sell or exchange (including Offered Securities to be issued or sold to Purchasers pursuant to this Section 16 prior to such reduction) and (ii) the denominator of which shall be the original amount of the Offered Securities. In the event that any Purchaser so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, the Company may not issue, sell or exchange more than the reduced number or amount of the Offered Securities unless and until such securities have again been offered to the Purchasers in accordance with Section 16.1 above.
     16.5 Upon the closing of the issuance, sale or exchange of all or less than all of the Refused Securities, such Purchaser shall acquire from the Company, and the Company shall issue to such Purchaser, the number or amount of Offered Securities specified in its Notice of Acceptance. The purchase by such Purchaser of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and such Purchaser of a separate purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to such Purchaser and its counsel.
     16.6 Any Offered Securities not acquired by a Purchaser or other Persons in accordance with this Section 16 may not be issued, sold or exchanged until they are again offered to such Purchaser under the procedures specified in this Agreement.
     16.7 The Company and each Purchaser agree that if any Purchaser elects to participate in the Offer, neither the Subsequent Placement Agreement with respect to such Offer nor any other transaction documents related thereto (collectively, the “Subsequent Placement Documents”) shall include any term or provision whereby such Purchaser shall be required to agree to any restrictions on trading as to any securities of the Company (other than restrictions that may be imposed under federal or state securities laws) that are not also applicable to other participants in the Subsequent Placement or be required to consent to any amendment to or termination of, or grant any waiver, release or the like under or in connection with, any agreement previously entered into with the Company or any instrument received from the Company.
     16.8 Notwithstanding anything to the contrary in this Section 16 and unless otherwise agreed to by such Purchaser, the Company shall either confirm in writing to such Purchaser that the transaction with respect to the Subsequent Placement has been abandoned or shall publicly disclose its intention to issue the Offered Securities, in either case, in such a manner such that such Purchaser will not be in possession of any material, non-public information, by the tenth (10th) Business Day following delivery of the Offer Notice. If by such tenth (10th) Business Day, no public disclosure regarding a transaction with respect to the Offered Securities has been made, and no notice regarding the abandonment of such transaction has been received by such Purchaser, such transaction shall have been abandoned and such Purchaser shall not be in possession of any material, non-public information with respect to the Company or any of its

Subsidiaries. Should the Company decide to pursue such transaction with respect to the Offered Securities, the Company shall provide such Purchaser with another Offer Notice and such Purchaser will again have the right of participation set forth in this Section 16. The Company shall not be permitted to deliver more than one such Offer Notice to such Purchaser in any sixty (60) day period, except as expressly contemplated by the last sentence of Section 16.2.
     16.9 The restrictions contained in this Section 16 shall not apply in connection with the issuance of any Excluded Securities (as defined below). The Company shall not circumvent the provisions of this Section 16 by providing terms or conditions to one Purchaser that are not provided to all.
     16.10 For the purposes of this Section 16, the following definitions will apply:
          (a) “Approved Stock Plan” means any equity incentive or benefit plan or agreement providing for the issuance of shares of Common Stock, options, stock bonuses, other equity-based awards, warrants or other similar arrangements, to employees, officers, directors or consultants to the Company or any subsidiary, which has been approved by the Board of Directors of the Company.
          (b) “Convertible Securities” means any shares or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock.
          (c) “Excluded Securities” means, collectively: (A) any shares of Common Stock issued or issuable in connection with any Approved Stock Plan; (B) any shares of Common Stock issued or issuable in connection with any securities issued pursuant to the Subscription Agreements and securities issued upon the exercise or conversion of those securities; (C) any shares of Common Stock issued or issuable in connection with any upon conversion, exercise or exchange of any Options or Convertible Securities which are outstanding on the day immediately preceding the Closing Date, provided such securities are not amended after the date hereof to increase the number of shares of Common Shares issuable thereunder or to lower the exercise or conversion price thereof; (D) any shares of Common Stock issued by reason of a dividend, stock split or other distribution on shares of Common Stock; (E) any shares of Common Stock or other securities issued or issuable to vendors, parties providing the Company with equipment leases, real property leases, loans, credit lines, guaranties of indebtedness, cash price reductions or similar financing; any shares of Common Stock or other securities issued or issuable in bona fide transactions with strategic business partners or other third parties with which the Company or any subsidiary has a business relationship (if in transaction with primarily non-financing purposes); (F) any shares of Common Stock or other securities issued or issuable in connection with a bona fide business acquisition by the Company of another corporation, entity or business, whether by merger, consolidation, sale or purchase of assets, sale or exchange of stock or otherwise; or (G) any shares of Common Stock or other securities issued or issuable in consideration of the acquisition or in-licensing of intellectual property rights, products or technologies; provided, that with respect to clauses (E), (F) and (G) above, the primary purpose of such issuance is not to raise capital.

          (d) “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.
          (e) “Subsequent Placement” means the sale, grant of any option to purchase, or other disposition of by the Company, directly or indirectly, of any of the Company’s or its Subsidiaries’ equity or equity equivalent securities, including, without limitation, any convertible debt, preferred stock or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for shares of Common Stock or Convertible Securities or Options.

EXHIBIT A TO SUBSCRIPTION AGREEMENT
THERMOGENESIS CORP.
INVESTOR QUESTIONNAIRE
Pursuant to Section 3 of Annex I to the Agreement, please provide us with the following information:
1.	The exact name that your Shares and Warrants are to be registered in. You may use a nominee name if appropriate:

2.	The relationship between the Investor and the registered holder listed in response to item 1 above:

3.	The mailing address of the registered holder listed in response to item 1 above:

4.	The Social Security Number or Tax Identification Number of the registered holder listed in the response to item 1 above:

5.	Name of DTC Participant (broker-dealer at which the account or accounts to be credited with the Shares are maintained):

6.	DTC Participant Number:

7.	Name of Account at DTC Participant being credited with the Shares:

8.	Account Number at DTC Participant being credited with the Shares.

EXHIBIT B TO SUBSCRIPTION AGREEMENT
FORM OF WARRANT
See Exhibit 4.1 filed herein.